DAVIDSON & COMPANY

Chartered Accountants

A Partnership of Incorporated Professionals

April 10, 2003

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC

USA 20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K dated April 9, 2003 of Gusana Explorations Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contain therein.

Yours truly,

"DAVIDSON & COMPANY"

DAVIDSON & COMPANY

Chartered Accountants

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947 Fax (604) 687-6172